EXHIBIT 21

                        SUBSIDIARIES OF REGISTRANT
                        __________________________


SUBSIDIARY                             STATE IN WHICH ORGANIZED



Lain and Son, Inc.                           Illinois

Glen Oak Cemetery Company                    Illinois
   (a wholly owned subsidiary
    of Lain and Son, Inc.)

Oakridge Cemetery (Hillside), Inc.           Illinois
   (a wholly owned subsidiary
    of Lain and Son, Inc.)